Coronado
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ASX Announcement

18 November 2019

Investor Call details

Coronado Global Resources Inc (ASX: CRN) will hold an Investor Call on Tuesday 19 November 2019, commencing at 8.30am AEST | 9.30am AEDT to discuss current market conditions. The call will be hosted by Mr Gerry Spindler, Managing Director and Chief Executive Officer, and Ms Ayten Saridas, Group Chief Financial Officer.

Please click on the link below to pre-register for the conference call. Once you click on register now you will be redirected to the registration page (as below). Here you will be provided with a dial in number, passcode and unique access PIN after registering.

https://s1.c-conf.com/diamondpass/coronado-10002954-invite.html

Coronado

Coronado Global Resources
Conference Call

Tuesday, 19 November 2019
10:30am AEST (Brisbane time)

Pre-registering for this conference gives you immediate access on the day. There will be no need to wait for an operator.

Joining the conference is simple:

1. Click on the **Register Now** button below, you will be directed to the conference registration page. Please follow the steps to enter your registration details, then click **Register**.

2. You will then be provided with the dial in number, the passcode, and your unique access PIN. This information will also be emailed to you as a **calendar invite**.

3. To join the conference, simply dial the number in the calendar invite and enter the passcode followed by your pin, and you will join the conference instantly.

REGISTER NOW

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For further information please contact:

Investors/Media
Ayten Saridas
Group CFO
P: +61 437 565 833
E: asaridas@coronadoglobal.com.au

Investors
Aidan Meka
P: +61 428 082 954
E: ameka@coronadoglobal.com.au

Coronado Global Resources Inc.
ARBN: 628 199 468

Level 31, Central Plaza One, 345 Queen Street
Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com.au